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                                  EXHIBIT 21.1

                                  SUBSIDIARIES

                NAME                            STATE OF INCORPORATION
                ----                            ----------------------

         Willey Brothers, Inc.                      New Hampshire

         iMapData.com, Inc.                            Delaware